                                                                     Exhibit 5.1

                           August 22, 2000          3542

Ms. Nora Coccaro
President
Net Master Consultants, Inc.
1818 - 1177 West Hastings Street
Vancouver, B.C. V6E 2K3
CANADA

     Re:  LEGAL OPINION FOR NET MASTER CONSULTANTS, INC.
          S-8 REGISTRATION STATEMENT AND MY CONSENT FOR
          FILING THIS OPINION AS AN EXHIBIT TO THE S-8 REGISTRATION
          STATEMENT

Dear Ms. Coccaro:

     At your request, I have examined the form of Registration Statement No.
333-                  which Net Master Consultants, Inc. (the "Company") is
filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 52,500 shares of your Common Stock (the "Shares") issuable pursuant to that certain Agreement for Consulting Services (the "Agreement").

     In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

     1.    Certificate of Incorporation of the Company, as amended to date;

     2.    Bylaws of the Company, as amended to date;

     3. Resolution adopted by the Board of Directors of the Company authorizing the issuance of the Shares pursuant to the Agreement.

     4.    The Registration Statement.

     5.    The Agreement.

     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

     Based on the foregoing, it is my opinion that the Shares to be issued under the Agreement, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the Agreement in the form referred to herein, when issued pursuant to the Agreement, will be duly and validly authorized, fully paid and non-assessable.

     I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Shares described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of Texas and federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.


                                          Very truly yours,



                                          /s/ Carmine J. Bua, III
                                          -------------------------------

                                          CARMINE J. BUA, III

CJB:dmj

                                 LAW OFFICES OF
                                 CARMINE J. BUA
                      3838 Camino Del Rio North, Suite 333
                          San Diego, California 92108
                           Telephone: (619) 280-8000
                              Fax: (619) 280-8001

                                August 22, 2000                  File No. 3542S8

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20001-1004

Attention: EDGAR Filing Desk

     Re:  NET MASTER CONSULTANTS, INC. EDGAR FILING FORM
          S-8 REGISTRATION STATEMENT -- COMMISSION FILE
          NO. 0-28311

Dear Sir/Madam:

     Pursuant to the Instructions to Form S-8 and Regulation S-T, and on behalf of my client, Net Master Consultants, Inc. (the "Company"), please be advised that the Company's Form S-8 Registration Statement is being concurrently submitted electronically.

     The required $100.00 filing fee has been wire transferred to the SEC account with the Mellon Bank on August 22, 2000 referencing the Company CIK number 0001099728.


                                          Very truly yours,


                                          /s/ Carmine J. Bua, III
                                          ----------------------------------

                                          CARMINE J. BUA, III
CJB:dmj

cc: Net Master Consultants, Inc. (via fax)